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                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EarthShell Corporation ("The Company") on Form S-8 of our report dated February 20, 1998 (except for Note 10 as to which the date is March 23, 1998), which report contains an explanatory paragraph related to the Company's ability to continue as a going concern, appearing in the prospectus on Form S-1 filed pursuant to Rule 424(b) of the Securities Act as filed with the Securities and Exchange Commission (File No. 333-13287).



DELOITTE & TOUCHE LLP
Los Angeles, California

September 22, 1998